SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 20, 1999


                                   LABTEC INC.
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               (Exact Name of Registrant as Specified in Charter)


          Massachusetts                0-27302               04-3116697
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  (State or Other Jurisdiction       (Commission            (IRS Employer
        of Incorporation)             File No.)          Identification No.)



1499 S.E. Tech Center Place, Suite 350, Vancouver, Washington          98683
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(Address of Principal Executive Offices)                            (Zip Code)


        Registrant's telephone number, including area code (360) 896-2000


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OF ASSETS.

         On August 20, 1999, Labtec Inc., a Massachusetts corporation (the "Company"), acquired (the "Acquisition") all of the outstanding capital stock of Connector Resources Unlimited, Inc., a California corporation ("CRU"). The Acquisition was effected pursuant to a Stock Purchase Agreement, dated as of August 4, 1999 (the "Stock Purchase Agreement"), among CRU Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company formed for the purpose of the Acquisition (the "Purchaser"), the Company and the four stockholders of CRU (the "Sellers").

         Pursuant to the Acquisition, the Purchaser acquired all of the issued and outstanding capital stock of CRU, consisting of 823,780 shares of common stock (the "Shares"), in consideration for which the Purchaser
         (i) paid to the Sellers $12,000,000 in cash, subject to adjustment following the closing of the Acquisition based upon CRU's net worth as of the closing date, and (ii) delivered to the Sellers a promissory note issued by the Company in the principal amount of $1,500,000 payable to Carl W. Gromada, as collection agent for each of the Sellers (the "Promissory Note"). The foregoing consideration was allocated pro rata among the Sellers based upon their respective ownership of CRU prior to the consummation of the Acquisition. The principal amount of the Promissory Note is payable in full at the end of its 7-1/2 year term and accrues interest, payable quarterly, at a rate of 6% through June 30, 2001 and 9% thereafter. The Promissory Note is unsecured, subordinated to all institutional indebtedness of the Company, prepayable by the Company (subject to the subordination provisions), in whole or in part, without penalty, at any time at the Company's option, and prepayable by the Company (subject to the subordination provisions), in full, upon the occurrence of certain prepayment events.

         The terms of the Acquisition were determined in accordance with the Stock Purchase Agreement and were established through arm's-length negotiations between the Company and the Sellers.

         Pursuant to the Stock Purchase Agreement, CRU entered into an employment agreement with one of the Sellers and committed to employ one of the other Sellers following the closing of the Acquisition.

         The cash portion of the purchase price of the Acquisition was financed with a new senior secured bank credit facility of the Company led by The Chase Manhattan Bank, which credit facility also replaced the Company's previous credit facility led by Bankers Trust Company.

         The foregoing summary of the terms of the Acquisition, the Stock Purchase Agreement and the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement and the Promissory Note, copies of which are filed as Exhibit 2.1 and 2.2 hereto, respectively, and incorporated herein by reference.

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         Prior to the consummation of the Acquisition, the Company did not own, directly or indirectly, any of the voting securities of CRU, apart from any beneficial ownership interest it may have had as a result of entering into the Stock Purchase Agreement.

         Through its acquisition of CRU, the Company acquired a developer and marketer of mass storage devices for computer systems, offering a full line of enclosures and removable storage modules. CRU's products are sold throughout North America by distributors such as DSS, Gates/Arrow, Ingram Micro and Tech Data, as well as large original equipment manufacturers, systems integrators, value-added resellers and Megahaus, a mail-order company.

         The Company intends to continue using the assets acquired pursuant to the Acquisition for the purposes previously noted.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  To be filed by amendment.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  To be filed by amendment.

         (c)      EXHIBITS.


      Exhibit
        No.                         Description

        2.1 Stock Purchase Agreement, dated as of August 4, 1999, among the Purchaser, the Company and each of the stockholders of Connector Resources Unlimited, Inc.

        2.2 Promissory Note, dated as of August 20, 1999, issued by the Company and payable to Carl W. Gromada, as collection agent for each of the stockholders of Connector Resources Unlimited, Inc.


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                                   SIGNATURES

                  Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 2, 1999

                                        LABTEC INC.


                                        By: /s/ Robert G. Wick
                                            ------------------------------------
                                              Name:  Robert G. Wick
                                              Title: President and Chief
                                                     Executive Officer



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                                  EXHIBIT INDEX



      Exhibit
        No.                                  Description
      -------                                -----------


        2.1 Stock Purchase Agreement, dated as of August 4, 1999, among the Purchaser, the Company and each of the stockholders of Connector Resources Unlimited, Inc.

        2.2 Promissory Note, dated as of August 20, 1999, issued by the Company and payable to Carl W. Gromada, as collection agent for each of the stockholders of Connector Resources Unlimited, Inc.


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